UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2020
_____________________________________
Pure Storage, Inc.
(Exact name of Registrant as Specified in Its Charter)
_____________________________________

Delaware	001-37570	27-1069557
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
 650 Castro Street, Suite 400
Mountain View, California
94041
(Address of principal executive offices, including zip code)

(800) 379-7873
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value per share	PSTG	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On September 14, 2020, Pure Storage, Inc. (“Pure”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Portworx Inc. (“Portworx”), Porsche Acquisition Corp., a wholly owned subsidiary of Pure (“Merger Sub”), and Shareholder Representative Services LLC, in its role as stockholder representative, pursuant to which Merger Sub will merge with and into Portworx (the “Merger”), with Portworx surviving the merger and becoming a wholly owned subsidiary of Pure.

The consideration to be paid by Pure upon the closing of the Merger to the holders of Portworx stock, warrants and vested equity awards consists of $370 million in cash, subject to adjustments set forth in the Merger Agreement, of which $37 million will be deposited in escrow as partial security for the indemnification obligations of the Portworx securityholders. In addition, Pure will assume unvested Portworx options with a value determined pursuant to the terms of the Merger Agreement and approximately $30 million in unvested Portworx restricted stock units, each of which will be converted into unvested options and restricted stock units, respectively, for shares of Pure Class A common stock on the same terms and conditions as the cancelled awards. Pure has agreed to file a registration statement on Form S-8 to register the shares of Pure Class A common stock underlying these equity awards.

Pure and Portworx each provided representations, warranties and covenants in the Merger Agreement that are similar to those made by parties in similar business combinations. The transaction is expected to close by the end of September 2020 and is subject to the satisfaction of customary closing conditions. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which will be filed as an exhibit to Pure’s Quarterly Report on Form 10-Q for the period ending November 1, 2020.

Either Pure or Portworx may terminate the Merger Agreement if the closing has not occurred by November 13, 2020.

Forward Looking Statements

This Current Report on Form 8-K may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the expected completion of the transactions contemplated by the Merger Agreement and the time frame in which this will occur. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, the conditions to the Closing (as defined in the Merger Agreement) may not be satisfied, the potential impact on the business of Portworx due to the announcement of the acquisition, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, and general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Pure’s most recent annual reports on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements included herein are made only as of the date hereof, and Pure undertakes no obligation to revise or update any forward-looking statements for any reason.

Item 8.01 Other Events.

On September 16, 2020, Pure issued a press release announcing that it had entered into the Merger Agreement. The press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release dated September 16, 2020
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 1.01)

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pure Storage, Inc.
(Registrant)

By:	/s/ Charles Giancarlo
Charles Giancarlo
Chief Executive Officer
September 16, 2020